                                                                   EXHIBIT 99.3

              UNAUDITED PRO FORMA CONDENSED FINANCIAL STATEMENTS

The following unaudited pro forma condensed financial statements give effect to the acquisition of ITK International, Inc. ("ITK") by Digi International, Inc. (the "Company") using the purchase method of accounting. These unaudited pro forma condensed financial statements are presented for illustrative purposes only and are not necessarily indicative of the combined financial position or results of operations for future periods or the results that actually would have been realized had the Company and ITK been a combined company during the specified periods. The pro forma condensed financial statements, including the notes thereto, are qualified in their entirety and should be read in conjunction with the historical consolidated financial statements of the Company and ITK.

The unaudited pro forma condensed financial statements are based on the respective historical consolidated financial statements and the notes thereto of the Company and ITK. The purchase price was allocated to the estimated fair value of assets acquired and liabilities assumed. The preliminary purchase price allocation is based on the Company's estimates of fair value. The Company is awaiting additional information related to the fair value of certain assets acquired and liabilities assumed. However, management does not expect the finalization of the allocation of its purchase price to the assets acquired and liabilities assumed of ITK will have a material effect on the purchase price allocation.

DIGI INTERNATIONAL INC.
UNAUDITED PRO FORMA CONDENSED BALANCE SHEET

JUNE 30, 1998
(DOLLARS IN THOUSANDS)

                                                      DIGI              ITK
                                                 INTERNATIONAL     INTERNATIONAL      PRO FORMA
                 ASSETS                               INC.              INC.         ADJUSTMENTS      PRO FORMA
Current assets:
   Cash and cash equivalents                         $ 44,945         $ 2,373        $(14,434)(a)     $ 32,884
   Accounts receivable, net                            34,699           3,019                           37,718
   Inventories, net                                    16,404           5,267                           21,671
   Other                                                3,903             678                            4,581

      Total current assets                             99,951          11,337         (14,434)          96,854

Property, equipment and improvements, net              22,572          10,668                           33,240
Intangible assets, net                                  7,339           4,405          10,694(d)        22,438
Other                                                   8,055             247          (5,000)(c)        3,302

      Total assets                                   $137,917         $26,657        $ (8,740)        $155,834

   LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
   Demand notes payable                                                14,168          (5,000)(c)        9,168
   Accounts payable                                     8,105           4,756                           12,861
   Income taxes payable                                 6,873                                            6,873

   Accrued expenses                                     5,379           5,573                           10,952
   Compensation                                         3,144           1,847                            4,991
   Current portion of long-term debt                                      115                              115

      Total current liabilities                        23,501          26,459          (5,000)          44,960

Long-term liabilities, net of current portion                           9,511                            9,511

      Total liabilities                                23,501          35,970          (5,000)          54,471

Stockholders' equity:
   Common stock and capital in excess of par value
      (Digi:  14,951,203 shares; ITK:  27,392,904
      shares; and 15,527,560 shares on a
      pro forma combined basis)                        47,213          36,975         (13,910)(a)       61,123
                                                                                      (36,975)(b)
   Retained earnings (accumulated deficit)             90,032         (42,891)        (42,891)(b)       64,032
                                                                                      (26,000)(d)
   Foreign currency translation adjustment                                (90)             90(b)

                                                      137,245          (6,006)         (6,084)         125,155

   Unearned stock compensation                           (975)         (3,307)           (963)(a)       (1,938)
                                                                                        3,307(b)
   Treasury stock, at cost                            (21,854)                                         (21,854)

      Total stockholders' equity                      114,416          (9,313)         (3,740)         101,363

      Total liabilities and stockholders' equity     $137,917         $26,657        $ (8,740)        $155,834

        THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THE UNAUDITED
                     PRO FORMA CONDENSED BALANCE SHEET.

DIGI INTERNATIONAL INC.
NOTES TO UNAUDITED PRO FORMA CONDENSED BALANCE SHEET
(DOLLARS IN THOUSANDS)


     1.   FINANCIAL STATEMENTS:

     Digi International Inc. (the "Company") has a September 30 fiscal year end. The unaudited historical balance sheet information of the Company as of June 30, 1998 was derived from the unaudited consolidated condensed financial statements of the Company which are included in the Company's report on Form 10-Q for the quarter ended June 30, 1998. Prior to its acquisition by the Company, ITK International Inc. ("ITK") had a June 30 fiscal year-end. The unaudited historical consolidated balance sheet information of ITK as of June 30, 1998 was derived from the consolidated financial statements of ITK included elsewhere in this Form 8-K/A. The pro forma condensed balance sheet assumes the business combination took place on June 30, 1998.


     2.   UNAUDITED PRO FORMA CONDENSED BALANCE SHEET ADJUSTMENTS:

     The purchase price was allocated to the estimated fair value of assets acquired and liabilities assumed. The pro forma adjustments presented are as of June 30, 1998. The Company is awaiting additional information related to the fair value of certain assets acquired and liabilities assumed. However, management does not expect the finalization of the allocation of its purchase price to the assets acquired and liabilities assumed of ITK will have a material effect on the purchase price allocation.

     (a) Adjustment reflects the components of the purchase consideration and related transaction costs, which included $14,434 in cash, the Company's common stock with a market value of $11,671 and $1,276 of replacement stock options issued by the Company to ITK option holders. The cash and the Company's common stock were issued in exchange for outstanding shares of ITK's common stock and the Company's stock options were issued in exchange for the outstanding ITK common stock options. The value of the Company's common stock issued is based on a per share value of approximately $20.25, which was the market value of the Company's common stock on the date the Company and ITK agreed to the terms of the purchase. The value of the Company's common stock options is based on the excess of the market value of the Company's common stock over the option exercise prices on the date that these options were granted to ITK employees. The purchase price will increase by $963 if the unvested portion of stock options granted to the ITK employees vest. Such amount has been recorded as unearned stock compensation in the stockholders' equity section of the unaudited pro forma condensed balance sheet as of June 30, 1998.

     (b) Adjustment reflects the elimination of ITK's historical stockholders' equity.

     (c) Adjustment reflects the elimination of note payable to the Company from ITK resulting from funds advanced to ITK during June 1998.

DIGI INTERNATIONAL INC.
NOTES TO UNAUDITED PRO FORMA CONDENSED BALANCE SHEET, CONTINUED
(DOLLARS IN THOUSANDS)


     2.   UNAUDITED PRO FORMA CONDENSED BALANCE SHEET ADJUSTMENTS, CONTINUED:

     (d) Adjustment reflects portion of purchase price allocated to identifiable intangible assets, including purchased in-process research and development. Valuation of the intangible assets acquired was conducted by an independent third-party appraisal company and consists of purchased in-process research and development, proven technology and an assembled workforce. The purchase price exceeded the estimated fair value of tangible assets acquired and liabilities assumed by approximately $41,099. This excess purchase price was allocated to purchased in-process research and development, identifiable intangible assets and goodwill, including certain existing identifiable intangible assets and goodwill of ITK as of June 30, 1998.

     The table below is a summary of the preliminary amounts allocated to purchased in-process research and development, identifiable intangible assets and goodwill.

          Cash and fair value of the Company's common stock and common
             stock options issued                                       $26,276
          Direct acquisition costs                                        1,105
          ITK liabilities assumed                                        35,970

                Total purchase price                                     63,351

          Estimated fair value of tangible assets acquired
             (approximates recorded book value)                          22,252

          Purchase price in excess of estimated fair value of tangible
             assets acquired                                            $41,099

          Estimated fair value of in-process research and development, identifiable intangible assets and goodwill:
             In-process research and development                         26,000
             Identifiable intangible assets                              12,700
             Goodwill                                                     2,399

                                                                        $41,099

     Management estimates that $26,000 of the purchase price represents the fair value of purchased in-process research and development that has not yet reached technological feasibility and has no alternative future use. This amount was expensed as a non-recurring, non-tax-deductible charge upon consummation of the acquisition. This amount has been reflected as a reduction in stockholders' equity and has not been included in the pro forma condensed statements of operations due to its non-recurring nature.

DIGI INTERNATIONAL INC.
NOTES TO UNAUDITED PRO FORMA CONDENSED BALANCE SHEET, CONTINUED
(DOLLARS IN THOUSANDS)


     2.   UNAUDITED PRO FORMA CONDENSED BALANCE SHEET ADJUSTMENTS, CONTINUED:

          The Company is using the acquired in-process research and development to create new products in the area of Internet Protocol Telephony, which will become part of the Company's product line over the next several years. The Company anticipates that the initial Internet Protocol Telephony products will be released in 2000 and 2001. The Company expects that the acquired in-process research and development will reach technological feasibility, but there can be no assurance that the commercial viability of these products will be achieved.

          The nature of the efforts required to develop the acquired in-process research and development into commercially viable products principally relate to the completion of all planning, designing, prototyping, verification and testing activities that are necessary to establish that the product can be produced to meet its design specifications, including functions, features and technical performance requirements. The estimated costs to be incurred to develop the purchased in-process technology into commercially viable products are approximately $24,800 in the aggregate through the year 2007, consisting of $300 in 1998; $2,000 in 1999; $4,800 in 2000; $4,800 in 2001; $4,300 in 2002; $3,200
          in 2003; $2,500 in 2004; $1,400 in 2005; $900 in 2006 and $600 in
          2007.

          The value assigned to purchased in-process research and development was determined through independent appraisers, who projected cash flows related to future products expected to be derived once technological feasibility is achieved, including costs to complete the development of the technology and the future revenues and costs which are expected to result from commercialization of the products. These cash flows were discounted back to their present values. The resulting net cash flows from such projects are based on estimates made by the Company's management of revenues, cost of sales, research and development costs, selling, general and administrative costs, and income taxes resulting from such projects. These estimates are based on the following assumptions:

               The estimated revenues are based upon projected average annual revenue growth rates from future products expected to be derived once technological feasibility is achieved of between 18% and 65% during the period from 2000 through 2005. Estimated total revenues expected from products to be developed using purchased in-process research and development peak in the year 2005 and decline rapidly in 2006 and 2007 as other new products are expected to enter the market. These projections are based on estimates made by the Company's management of market size and growth (which are supported by independent market data), expected trends in technology and the nature and expected timing of new product introductions by ITK and its competitors. These estimates also include growth related to the Company utilizing certain ITK technologies under development in conjunction with the Company's products, the Company marketing and distributing the resulting products through the Company's resellers, and the Company enhancing the market's response to ITK's products by providing incremental financial support and stability.

DIGI INTERNATIONAL INC.
NOTES TO UNAUDITED PRO FORMA CONDENSED BALANCE SHEET, CONTINUED
(DOLLARS IN THOUSANDS)


     2.   UNAUDITED PRO FORMA CONDENSED  BALANCE SHEET ADJUSTMENTS, CONTINUED:

          The estimated cost of sales as a percentage of revenues is expected to be lower than ITK's cost of sales would have been on a stand-alone basis primarily due to the Company's expected ability to achieve more favorable pricing from key component vendors and production efficiencies due to economies of scale achieved through combined operations.

          The estimated selling, general and administrative costs are expected to more closely approximate the Company's cost structure (approximately 34% of revenues in 1997), which is lower than ITK's cost structure (approximately 81% of revenues in fiscal 1997). Cost savings are expected to result primarily from: (a) the changes related to certain restructuring actions including the shut-down of certain existing ITK facilities and a reduction in certain administrative ITK employees; (b) the distribution of ITK's products through the Company's resellers (i.e., sales of higher volume products with lower direct selling costs); and (c) efficiencies due to economies of scale through combined operations (i.e., consolidated marketing and advertising programs). These cost savings are expected to be realized primarily in 2000 and thereafter.

          Discounting the net cash flows back to their present values is based on the weighted average cost of capital (WACC). The WACC calculation produces the average required rate of return of an investment in an operating enterprise, based on various required rates of return from investments in various areas of that enterprise. The WACC assumed for the Company, as a corporate business enterprise, is 14%. The discount rate used in discounting the net cash flows from purchased in-process technology was 30%. This discount rate is higher than the WACC due to the inherent uncertainties in the estimates described above including the uncertainty surrounding the successful development of the purchased in-process research and development, the useful life of such completed research and development, the profitability levels of such completed research and development and the uncertainty of technological advances that are unknown at this time.

     If these products are not successfully developed, the sales and profitability of the combined company may be adversely affected in future periods. Additionally, the value of other intangible assets acquired may become impaired. The Company expects to begin to benefit from the purchased in-process research and development in 2000.

     The identifiable intangible assets of $12,700 included in the purchase price allocation set forth above are comprised of proven technology with an appraised fair value of

     $11,300, and an assembled workforce with an appraised fair value of $1,400, which have estimated useful lives of five years and six years, respectively.

DIGI INTERNATIONAL INC.
UNAUDITED PRO FORMA CONDENSED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED SEPTEMBER 30, 1997
(DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


                                            DIGI            ITK
                                        INTERNATIONAL  INTERNATIONAL    PRO FORMA
                                             INC.          INC.         ADJUSTMENTS      PRO FORMA
Net sales                              $   165,598     $   21,028                      $   186,626
Cost of sales                               85,483         13,156                           98,639

      Gross margin                          80,115          7,872                           87,987

Operating expenses:
   Sales and marketing                      36,671         10,148                           46,819
   Research and development                 17,978          5,191                           23,169
   General and administrative               19,325          6,843     $    2,836(a)         29,004
   Restructuring                            10,471                                          10,471

      Total operating expenses              84,445         22,182          2,836           109,463

      Operating loss                        (4,330)       (14,310)        (2,836)          (21,476)

Other income (expense), net                    154           (249)          (722)(b)          (817)
Aetherworks Corporation net loss            (5,764)                                         (5,764)
Aetherworks Corporation write off           (5,759)                                         (5,759)

      Loss before income taxes             (15,699)       (14,559)        (3,558)          (33,816)

Income tax provision (benefit)                  92                          (253)(b)          (161)

      Net loss                         $   (15,791)   $   (14,559)     $  (3,305)     $    (33,655)

Net loss per common and common equivalent   $(1.18)        $(0.54)             -            $(0.82)
      share, basic and diluted

Weighted average common shares,
      basic and diluted                 13,393,408     26,865,000        576,357(d)     40,834,765

           The accompanying notes are an integral part of the unaudited pro forma condensed statement of operations.

DIGI INTERNATIONAL INC.
UNAUDITED PRO FORMA CONDENSED STATEMENT OF OPERATIONS
FOR THE NINE MONTHS ENDED JUNE 30, 1998
(DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


                                             DIGI            ITK
                                        INTERNATIONAL   INTERNATIONAL     PRO FORMA
                                             INC.            INC.        ADJUSTMENTS           PRO FORMA
Net sales                              $    134,098    $    25,105                           $    159,203
Cost of sales                                65,105         19,456                                 84,561

      Gross margin                           68,993          5,649                                 74,642

Operating expenses:
   Sales and marketing                       26,303         12,166                                 38,469
   Research and development                  11,887          4,860                                 16,747
   General and administrative                10,025          6,693     $     2,127(a)              18,845

      Total operating expenses               48,215         23,719           2,127                 74,061

      Operating income (loss)                20,778        (18,070)         (2,127)                   581

Other income (expense), net                   1,477           (929)           (541)(b)                  7
Aetherworks Corporation net loss              1,350                                                 1,350

      Income (loss) before income taxes      23,605        (18,999)         (2,668)                 1,938

Income tax provision (benefit)                8,686              8            (189)(b)                713
                                                                            (7,792)(c)

      Net income (loss)                 $    14,919   $    (19,007)     $    5,313            $     1,225

Net income (loss) per common share,
       basic                                  $1.10         $(0.69)              -                  $0.03

Net income (loss) per common share,
      assuming dilution                       $1.05         $(0.69)              -                  $0.03

Weighted average common shares, basic    13,535,512     27,392,000         576,357(d)          41,503,869

Weighted average common shares,
      assuming dilution                  14,216,915     27,392,000         648,261(d)          42,257,176


           The accompanying notes are an integral part of the unaudited pro forma condensed statement of operations.

DIGI INTERNATIONAL INC.
UNAUDITED PRO FORMA CONDENSED STATEMENT OF OPERATIONS
FOR THE NINE MONTHS ENDED JUNE 30, 1997
(DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                            DIGI               ITK
                                        INTERNATIONAL      INTERNATIONAL     PRO FORMA
                                             INC.              INC.         ADJUSTMENTS             PRO FORMA
Net sales                              $     123,473    $     13,040                               $  136,513
Cost of sales                                 64,420           8,111                                   72,531

      Gross margin                            59,053           4,929                                   63,982

Operating expenses:
   Sales and marketing                        29,310          11,910                                   41,220
   Research and development                   14,284           3,916                                   18,200
   General and administrative                 13,964                       $    2,127(a)               16,091
   Restructuring                              10,472                                                   10,472

      Total operating expenses                68,030          15,826            2,127                  85,983

      Operating loss                          (8,977)        (10,897)          (2,127)                (22,001)

Other income (expense), net                      343             150             (541)(b)                 (48)
Aetherworks Corporation net loss              (4,634)                                                  (4,634)

      Loss before income taxes               (13,268)        (10,747)          (2,668)                (26,683)

Income tax benefit                            (1,357)                            (189)(b)              (1,546)

      Net loss                         $     (11,911)       $(10,747)        $ (2,479)             $  (25,137)

Net loss per common and common
      equivalent share, basic
      and diluted                             $(0.89)         $(0.40)               -                  $(0.62)


Weighted average common shares,
      basic and diluted                   13,379,899      26,790,000          576,357(d)           40,746,256


           The accompanying notes are an integral part of the unaudited pro forma condensed statement of operations.

DIGI INTERNATIONAL INC.
NOTES TO UNAUDITED PRO FORMA CONDENSED STATEMENT OF OPERATIONS
(DOLLARS IN THOUSANDS)



     1.   FINANCIAL STATEMENTS:

     Digi International Inc. (the Company) has a September 30 fiscal year-end. The unaudited historical statement of operations information of the Company for the year ended September 30, 1997 was derived from the consolidated financial statements of the Company, which are included in the Company's annual report on Form 10-K for the year ended September 30, 1997. The historical statement of operations information of the Company for the nine-month periods ended June 30, 1998 and 1997 was derived from the condensed financial statements of the Company which are included in the Company's reports on Form 10-Q for the quarters ended June 30, 1997 and 1998.

     Prior to the acquisition by the Company, ITK International Inc. (ITK) had a June 30 fiscal year-end. Accordingly, the ITK statement of operations information for the twelve-month period ended September 30, 1997 and the nine-month periods ended June 30, 1998 and 1997 has been derived by combining ITK's unaudited consolidated results of operations for the applicable calendar quarters.

     The pro forma condensed statements of operations assume the business combination took place as of the beginning of the periods presented. The pro forma condensed statement of operations for the twelve-month period ended September 30, 1997 combines the Company's consolidated statement of operations and ITK's consolidated statement of operations for the twelve-month period then ended. The pro forma condensed statements of operations for the nine-month periods ended June 30, 1998 and 1997 combine the Company's unaudited consolidated statement of operations and ITK's unaudited consolidated statement of operations for the nine-month periods ended June 30, 1998 and 1997, respectively. On a combined basis there were no material transactions between the Company and ITK during the periods presented.

     The pro forma combined provision for income taxes may not necessarily be indicative of amounts that would have resulted had the Company and ITK filed consolidated income tax returns during the periods presented.


     2.   UNAUDITED PRO FORMA CONDENSED STATEMENT OF OPERATIONS ADJUSTMENTS:

     The purchase price was allocated based upon the estimated fair value of assets acquired and liabilities assumed. The preliminary purchase price allocation is based on the Company's estimates of fair value. The Company is awaiting additional information related to the fair value of certain assets acquired and liabilities assumed. However, management does not expect the finalization of the allocation of its purchase price to the assets acquired and liabilities assumed of ITK will have a material effect on the purchase price allocation.

DIGI INTERNATIONAL INC.
NOTES TO UNAUDITED PRO FORMA CONDENSED STATEMENT OF OPERATIONS
CONTINUED
(DOLLARS IN THOUSANDS)




     2.   UNAUDITED PRO FORMA CONDENSED STATEMENT OF OPERATIONS ADJUSTMENTS,
     CONTINUED:

     (a) Adjustment reflects amortization of acquired identifiable intangible assets and goodwill. Identifiable intangible assets of $12,700 are comprised of proven technology with an appraised value of $11,300, and an assembled workforce with an appraised value of $1,400 which have estimated useful lives of five years and six years, respectively. The estimated annual non-tax-deductible amortization charge related to the proven technology and workforce is approximately $2,493. The estimated annual non-tax-deductible amortization charge related to amortization of the $2,399 allocated to goodwill, which has an estimated useful life of seven years, is approximately $343.

     (b) Adjustment reflects the decrease in interest income and related tax effect resulting from the use of cash and cash equivalents to complete the acquisition. The assumed rate of return on the cash balance was 5%.

     (c) Adjustment reflects the portion of Digi's income tax provision which would not have been recognized due to ITK's U.S. net operating losses for the nine-moth period ended June 30, 1998.

     (d) Adjustment reflects net increase (decrease) in weighted average common shares and common equivalent shares outstanding for common stock and common stock options issued in connection with the acquisition, as well as equivalent shares of the Company that have an antidilutive effect on pro forma diluted earnings per common share.

            Pro forma basic earnings per common share for the periods presented were calculated assuming that the 576,357 shares of the Company's common stock issued in connection with the acquisition were issued at the beginning of the periods presented.

            The calculation of pro forma diluted earnings per common share excludes the 71,904 equivalent shares of the Company attributable to the common stock options issued by the Company in connection with the acquisition, to replace existing ITK common stock options. Such equivalent shares were excluded in determining the weighted average equivalent shares outstanding for the year ended September 30, 1997 and the nine-month period ended June 30, 1997, because their effect was antidilutive.